Exhibit 99.2

Beneficiary Designation Form
Alion Science and Technology Corporation
Employee Ownership, Savings and Investment Plan or Alion KSOP

SECTION A: NAME AND ADDRESS

Social Security Number:

Participant Name:

	Last Name	First Name		Middle Initial

Address		City	State	Zip

SECTION B: PRIMARY BENEFICIARY(IES)

Pursuant to the provisions of the Plan permitting the designation of a beneficiary or beneficiaries by a participant, I hereby designate the following person or persons as primary beneficiary(ies) of my accrued benefit under the Plan payable by reason of my death:

NAME	RELATIONSHIP	ADDRESS	SHARE

%
%
%

SECTION C: SECONDARY BENEFICIARY(IES)
(If there are no surviving Primary Beneficiaries)

Pursuant to the provisions of the Plan permitting the designation of a beneficiary or beneficiaries by a participant, I hereby designate the following person or persons as secondary beneficiary(ies) of my accrued benefit under the Plan payable by reason of my death:

NAME	RELATIONSHIP	ADDRESS	SHARE

%
%
%

SECTION D: YOUR SIGNATURE

I RESERVE THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY DESIGNATION
I HEREBY REVOKE ALL PRIOR DESIGNATIONS (IF ANY) OF PRIMARY BENEFICIARIES AND SECONDARY BENEFICIARIES

The ESOP trustee shall pay all sums payable under the Plan by reason of death to the primary beneficiary, if he or she survives me, and if no primary beneficiary shall survive me, then to the secondary beneficiary, and if no named beneficiary survives me, then the trustee shall pay all amounts pursuant to the provisions of the Plan. NOTE: Unless the participant provides otherwise in completing this designation, the trustee shall pay all sums payable to more than one beneficiary equally to the living beneficiaries. The Plan Administrator will not accept the Beneficiary Designation of a married participant designating a primary beneficiary other than the participant’s spouse unless the spouse has consented to the designation. Spousal consent is not required if the participant’s spouse is the sole primary beneficiary.

Signature of Participant	Date

SECTION E: SPOUSE’S CONSENT TO BENEFICIARY DESIGNATION

I hereby acknowledge that I understand that if my spouse should die prior to his/her retirement, I will be the sole direct beneficiary of his/her death benefit under the Plan unless I consent to the designation of another beneficiary as described above in section D. Also, I understand that my consent is irrevocable unless my spouse revokes his/her beneficiary designation.

I hereby consent to the foregoing designation made by my spouse to have the pre-retirement death benefit paid to a beneficiary other than myself.

Signature of Participant’s Spouse	Date

Signature of Plan Administrator or Notary Public	Date

INSTRUCTIONS FOR DESIGNATING OR CHANGING BENEFICIARY

(1)	To designate one person, insert the name and relationship in the spaces provided. If your beneficiary is not related to you, show relationship as “Friend.”

(2)	If you wish to name your estate, insert “Estate” in the blank space.

(3)	Show a member of a religious order in this manner:

“Mary L. Jones, niece, known in religious life as Sister Mary Agnes.”

(4)	It is inadvisable to name a beneficiary who is a permanent resident of a foreign country. If you name a person who is a permanent resident of a foreign country, furnish full address.

(5)	If you wish to designate a trust, insert the name of the trustee and trust in the blank space using language substantially as follows:

“To X Bank as trustee, or its successor trustee, of the Bruce E. Roberts Trust dated the 26th of May, 1995, including any amendments to the Trust.”

(6)	More than one beneficiary — here are the most common examples:

Three or more beneficiaries	James O. Smith, brother; Pete I. Smith, brother; and Martha N. Smith, sister

One contingent beneficiary	Lois P. Smith, wife, if living; otherwise, Herbert I. Smith, son

More than one contingent beneficiary	Lois P. Smith, wife, if living; otherwise, James O. Smith, brother; Peter I. Smith, brother; and Martha N. Smith, sister

Unnamed children as contingent beneficiaries	Lois P. Smith, wife, if living; otherwise, my children living at my death

If one of the above examples fits your wishes, insert your designation in the blank space, using the language of the selected above.

(7)	If none of the above is suitable, please explain in the blank space what is desired or attach a note.

NOTE:	Unless the participant provides otherwise in completing this designation, the trustee shall pay all sums payable to more than one beneficiary equally to the living beneficiaries. The Plan Administrator will not accept the Beneficiary Designation of a married participant designating a primary beneficiary other than the participant’s spouse unless the spouse has consented to the designation as described in section D of the form. Spousal consent is not required if the participant’s spouse is the sole primary beneficiary.